                                        Registration Statement No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                                  Q POWER, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                        (State or Other Jurisdiction of
                                 Incorporation)

                                                     13-4105842
(Primary Standard Industrial               I.R.S. Employer Identification
 Classification Code Number)                           Number)

                                  Q Power, Inc.
                               535 Westgate Drive
                             Napa, California 94558
                                 (707) 254-9302
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                               Christopher Gabrys
                                    President
                                  Q Power, Inc.
                               535 Westgate Drive
                             Napa, California 94558
                                 (707) 254-9302
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                           Stanley Moskowitz, Esquire
                              Rosenman & Colin LLP
                               575 Madison Avenue
                            New York, New York 10022
                                 (212) 940-8800

                     --------------------------------------
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|


                         CALCULATION OF REGISTRATION FEE

============================================================================================================
 Title of Each Class                             Proposed Maximum    Proposed Maximum
 of Securities to be         Amount to be         Offering Price        Aggregate            Amount of
      Registered              registered           Per Unit(1)      Offering Price (1)    Registration Fee
------------------------------------------------------------------------------------------------------------
Common Stock, par value        1,000,000              $0.25              $250,000              $66.00
    $0.001 per share

============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) of the Securities Act of 1933, as amended.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED SEPTEMBER ___, 2000


PROSPECTUS

                                  Q POWER, INC.
                                1,000,000 SHARES
                                  COMMON STOCK
                                ----------------

         This is an initial public offering of 1,000,000 shares (the "Shares") of common stock of Q Power, Inc. (the "Company"). The shares are being offered for sale by the Company on a "any and all best efforts" basis (the "Offering") up to $250,000. The offering price will be $0.25 per share. The Offering expires 90 days from the date hereof and may be extended by the Company for an additional 90 days. There are no minimum purchase requirements in the Offering. An "any and all best efforts" offering means that we will use our best efforts to sell the stock offered by this prospectus but that we are not required to sell a particular amount of shares in order to complete the offering. Further, because there are no escrow arrangements in this offering, money we receive for shares will be deposited directly with us and will be immediately available for our use. Shares in this offering will be offered by our directors and executive officers, who will not receive commissions for any sales they may make. In addition, we may reject all or part of any subscription to purchase shares of common stock for any reason.

         Prior to this offering, there has been no public market for our common stock. We will be applying to list our common stock on the Over the Counter Bulletin Board Market.

                                ----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7 - 14.


-------------------------------------------------------------- ------------------------- --------------------------
                                                                   Maximum Offering           Price Per Share

-------------------------------------------------------------- ------------------------- --------------------------
Public Offering Price                                                  $250,000                    $0.25
-------------------------------------------------------------- ------------------------- --------------------------
Underwriting Discounts and Commissions                                    $0                       $0.00
-------------------------------------------------------------- ------------------------- --------------------------
Proceeds, before expenses, to the Company                              $250,000                    $0.25
                                                                       ========                    =====
-------------------------------------------------------------- ------------------------- --------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------
                 The Date Of This Prospectus Is July 21, 2000

                                     SUMMARY

All references in this prospectus to "we", "us", "ours" and "Q Power" are intended to refer to Q Power, Inc.

This summary highlights selected information from this registration statement. It does not contain all of the information that may be important to you. You should carefully read the entire document and the other documents referred to in this registration statement. Together, these documents will give you all the information that investors should consider before investing in our common stock.

Our Business

We intend to design, develop, manufacture and market a consistent and reliable electrical backup power supply for the telecommunication industry. We intend to develop and market a high performance uninterruptible power supply ("UPS") that employs a flywheel and magnetic bearings. Our flywheel system will be based upon proprietary designs developed by Chris Gabrys, the Company's President. Chris Gabrys has assigned to the Company the intellectual property rights he owns, relating to the flywheel system. We initially intend to develop a 2,000 Watt-hour flywheel system ("eBattery 2/2"). The eBattery 2/2 is intended to provide backup power for telecommunication equipment. We intend to commercialize a flywheel energy storage system that provides a highly reliable, low-cost and non-toxic replacement for chemical-based batteries used in conventional UPS systems. With the explosive growth of the Internet and its underlying infrastructure, electrical power quality and reliability have become essential to provide both individuals and businesses with a continuous connection to their communication provider.

We believe flywheel energy storage systems (FESS) represent an alternative to backup power provided by chemical based batteries, which have been commonly used in telecommunication applications. Over the 20 year life of the FESS, the per Watt cost is lower than the per Watt cost of a chemical-based battery over the same period.

We believe that FESS units have recently emerged as a feasible technology due to the availability of such key items as:

         o new advances in high strength, low weight (composite) materials for flywheel rotor construction,
         o        low friction bearings (e.g., magnetic), and
         o        low cost, high quality electronics.

Flywheel systems offer the following potential advantages over chemical-based batteries:

         o        lower maintenance requirements,
         o        less sensitivity to outdoor temperatures,
         o        lower cost of over life of the flywheel system,
         o the ability to readily determine the existing storage capacity, and
         o        minimal environmental disposal problems.

We are a development stage company and were incorporated to develop, design, manufacture and market a flywheel system ("Flywheel System"). We are presently continuing research and development activities related to the design, development and testing of our Flywheel System. We believe our current cash resources are sufficient to fund our initial research and development activities relating to the Flywheel System over the next 3 months. If we receive the maximum proceeds of this offering, we believe we will be able to complete initial prototype development. If we receive less than the maximum proceeds, it will be necessary to raise additional funds to complete a prototype and conduct limited trials of the Flywheel System. Should the development of the prototype or testing of the prototype take more time than anticipated, or if the results of testing requires significant modifications to the Flywheel System, sufficient funds may not be available to enable the Flywheel System to be completed. If we do not have sufficient funds to complete our initial development, we will have to cease activity until additional funds become available (see "Risk Factors"). Should we develop a prototype flywheel system that in our opinion will be marketable, we will need a minimum of $1.0 million to complete our research and development, conduct final testing on a marketable product, and initiate marketing activities. We have no commitment for this funding and there can be no assurance that this or any other funding will become available to us. We have entered into a development and manufacturing agreement with Innovative Magnetic Technologies, d.b.a. CalNetix Inc. to manufacture the bearing components of our Flywheel System. We are in discussions with Toray Composites (America) Inc. to build the flywheel rotor of our Flywheel System, however, there can be no assurance that we will be able to negotiate an agreement.

We have only recently commenced operations and have no revenue. Since inception, we have been engaged in developing our corporate structure, planning operations, capital raising activities, and developing our Flywheel System. There can be no assurance that our cash needs will not exceed estimates, which could have a material adverse effect on the business and financial condition of the Company.

Offering

Offering Price:                  $0.25 per share of common stock.

Securities Being Offered:        Up to 1,000,000 shares of common stock. See
                                 section entitled "Description of Securities."

Securities Outstanding
Prior to the Offering:           10,486,800 shares of common stock were
                                 issued and outstanding as of the date of this prospectus.

Use of Proceeds:                 We intend to use the net proceeds for working
                                 capital and other general corporate purposes.


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below and elsewhere in this prospectus. An investment in our common stock may involve additional risks and uncertainties not described below.

WE ARE A DEVELOPMENT STAGE COMPANY.

The Company was incorporated on March 8, 2000 and has limited operating history upon which prospective investors can evaluate its performance. Prospective investors should understand that an investment in a development stage business is significantly riskier than an investment in a business with more extensive operating history. There can be no assurances that Q Power will ever operate profitably. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a development stage company, particularly a company developing new products in the uninterruptible power supply market. Our strategy is based upon a number of projections and assumptions, including, without limitation, projections and assumptions relating to:

         o        the size of the UPS market
         o our ability to design and development a commercially feasible product
         o        the need for our product
         o        the price sensitivity of the marketplace
         o the cost to acquire customers o the viability of the intellectual property used to develop our Flywheel System.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for significant expenses in connection with the development and manufacturing of our intended product. In addition, we anticipate that revenues from operations will not be realized until sometime after the development of our product is complete. We will require additional financing in order to complete development, manufacturing and marketing of our product. We do not currently have any arrangements for financing and we can provide no assurance that we will be able to find such financing when needed. Obtaining additional financing will be subject to a number of factors, including:

     (i)   market conditions;
     (ii)  investor acceptance of our business plan; and
     (iii) investor sentiment.

These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If we are unsuccessful in obtaining financing in an amount necessary to complete development, manufacturing and marketing of our products, then we will not be able to earn revenues and our business will fail.

THIS IS A BEST EFFORTS OFFERING.

This Offering is made on an "any and all best efforts" basis. Because the Offering is made on an "any and all best efforts" basis, there can be no assurance that all or any of the Shares offered hereunder will be sold. If the maximum offering amount (the "Maximum Offering") is not sold, the Company may experience additional financial pressures that will involve risks for the Company, such as the failure to develop our product for commercial use; that will not be present if the Maximum Offering is achieved. In that event, the Company may be forced, under certain circumstances, to seek additional capital as required in order to conduct additional research and development and/or marketing activities or will be limited in its rate of growth by the availability of internally generated capital, if any.

WE MAY NEVER COMPLETE THE RESEARCH AND DEVELOPMENT OF A COMMERCIALLY VIABLE FLYWHEEL BASED UPS SYSTEM.

We do not know when or whether we will successfully complete research and development of a commercially viable flywheel based UPS system. We are currently engaged in research and development of intellectual property for a test and evaluation system. We must complete substantial additional research and development on our system before we may have a commercially viable product.

OUR BUSINESS IS DEPENDENT ON THE UNCERTAIN MARKET ACCEPTANCE OF OUR INITIAL PRODUCT AND IF THIS MARKET DOES NOT EXPAND AS WE ANTICIPATE, OR IF ALTERNATIVES TO OUR PRODUCT ARE SUCCESSFUL, OUR BUSINESS WILL SUFFER.

The market for uninterruptible power supply products for the telecommunication industry is rapidly evolving and it is difficult to predict its potential size or future growth rate. Most of the organizations that may purchase our products have invested substantial resources in their existing power systems and, as a result, may be reluctant or slow to adopt a new approach. Moreover, our product is an alternative to existing UPS defined systems and may never be accepted by our customers, may be too cost prohibitive or may be made obsolete by other advances in power quality technologies.

Improvements may also be made to the existing alternatives to our product as well as the emergence of newer, more competitive technologies and products, which could render our product less desirable or obsolete. If the market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our product and may never be able to achieve profitability.

WE ARE DEPENDENT ON THIRD PARTY SUPPLIERS FOR THE DEVELOPMENT AND SUPPLY OF KEY COMPONENTS FOR OUR PRODUCTS.

We have formed a relationship with one supplier of our key components. We do not know when or whether we will secure relationships with suppliers of the remainder of our required components and subsystems for our flywheel based UPS system. We do not know whether we will be able to develop such relationships on terms that will allow us to achieve our objectives. Our business, prospects, results of operations, or financial condition could be harmed if we fail to secure relationships with entities that will supply the required components for our systems. Once we establish relationships with third party suppliers, we will rely on them to provide components for our flywheel based UPS system.

A current or future supplier's failure to develop and supply components to us, or the quantity needed, will harm our ability to manufacture our flywheel based UPS system. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers.

OUR MANAGEMENT HAS NO EXPERIENCE MANUFACTURING FLYWHEEL BASED UPS SYSTEMS ON A COMMERCIAL BASIS.

To date, we have focused primarily on research and development and have no experience manufacturing flywheel based UPS systems. We are currently searching for a suitable assembly and manufacturing facility and are continuing to develop our manufacturing capability and processes. We do not know whether or when:

         o we will be able to develop efficient, low-cost manufacturing capability and processes,

         o we will be able to meet our quality, price, engineering, design and production standards, or

         o we will be able to achieve production volumes required to successfully market our flywheel based UPS systems.

Even if we are successful in developing our manufacturing capability and processes, we do not know whether we will do so in time to satisfy the requirements of any potential customers.

WE MAY BE UNABLE TO RAISE ADDITIONAL CAPITAL TO COMPLETE OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION PLANS.

Our product development and commercialization schedule could be delayed if we are unable to fund our research and development activities or the development of our manufacturing capabilities. We expect that our current cash will be sufficient to fund our activities through September 2000. We will need to raise additional funds to achieve commercialization of our product. We do not know whether we will be able to secure additional funding, or funding on terms acceptable to us, to pursue our commercialization plans.

WE FACE INTENSE COMPETITION AND MAY BE UNABLE TO COMPETE SUCCESSFULLY.

The market for backup power supplies are intensely competitive. There are many companies engaged in all areas of backup power production in the United States, Canada. These firms are engaged in forms of backup power production including flywheel UPS systems. All of these entities have substantially greater financial, research and development, manufacturing and marketing resources than we do. We also compete with companies that are developing applications, commercial and otherwise, using other types of flywheel based UPS systems. All of our competitors are much larger than we are. If these competitors decide to focus on the development of a flywheel based UPS system, they may develop a viable flywheel based UPS system more quickly and effectively than we can.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, WE MAY BE UNABLE TO COMPETE.

Our products rely on our proprietary technology, and we expect that future technological advancements made by us will be critical to sustain market acceptance of our products. Therefore, we believe that the protection of our intellectual property rights is, and will continue to be, important to the success of our business. Consequently, our ability to compete effectively will depend, in part, on our ability to protect our proprietary technology, system designs and manufacturing processes. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we may take will prevent unauthorized use of our technology. In addition, the measures we undertake may not be sufficient to adequately protect our proprietary technology and may not preclude competitors from independently developing products with functionality or features similar to those of our products.

OUR EFFORTS TO PROTECT OUR INTELLECTUAL PROPERTY MAY CAUSE US TO BECOME INVOLVED IN COSTLY AND LENGTHY LITIGATION WHICH COULD SERIOUSLY HARM OUR BUSINESS.

In recent years, there has been significant litigation in the United States involving patents, trademarks and other intellectual property rights. Although we have not been involved in intellectual property litigation, we may become involved in litigation in the future to protect our intellectual property or defend allegations of infringement asserted by others. Legal proceedings could subject us to significant liability for damages or invalidate our intellectual property rights. Any litigation, regardless of its outcome, would likely be time consuming and expensive to resolve and would divert management's time and attention. Any potential intellectual property litigation also could force us to take specific actions, including:

         o cease selling our products that use the challenged intellectual property;

         o obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology or trademark, which license may not be available on reasonable terms, or at all; or

         o redesign those products that use infringing intellectual property or cease to use an infringing trademark.

OUR FUTURE PLANS COULD BE HARMED IF WE ARE UNABLE TO ATTRACT OR RETAIN KEY PERSONNEL.

We have attracted a highly skilled management team. If we develop a prototype that we believe is marketable, we will require a significant increase in the number of employees and outside contractors. Our future success, therefore, will depend, in part, on attracting and retaining additional qualified management and technical personnel. We do not know whether we will be successful in hiring or retaining qualified personnel. Our inability to hire qualified personnel on a timely basis, or the departure of key employees, could harm our expansion and commercialization plans.

WE DEPEND ON OUR EXECUTIVE OFFICERS.

The Company's future performance depends upon the continued service of executive officers, in particular, the services of Dr. Christopher Gabrys, the Company's President, and Mr. Joel Bloomer, the Company's Chairman of the Board of Directors. The lose of services of one or more of the Company's executive officers, could have a materially adverse effect on the Company's business, operating results and financial condition.

INSIDERS WILL CONTINUE TO HAVE SUBSTANTIAL CONTROL OVER OUR COMPANY AFTER THIS OFFERING AND COULD DELAY OR PREVENT A CHANGE IN CORPORATE CONTROL.

Upon completion of this offering, our executive officers and directors, and their respective affiliates, will beneficially own, in the aggregate, approximately 88% of our outstanding common stock. As a result, these stockholders will be able to exert significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

OUR STOCK PRICE MAY BE VOLATILE, AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE INITIAL PUBLIC OFFERING PRICE.

Prior to this offering, there has been no public market for our common stock. Although we intend to apply to have our common stock quoted on the Over the Counter Bulletin Board market, a trading market for our shares may never develop or be sustained following this offering. The initial public offering price for our common stock has been determined by us and may not be indicative of the market price for these shares following this offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the initial public offering price. If a market develops, the market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

         o        actual or anticipated fluctuations in our operating results;
         o changes in market valuations of other technology companies, particularly those that sell products used in UPS systems;
         o announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

         o introduction of technologies or product enhancements that reduce the need for flywheel energy storage systems;
         o        the loss of one or more suppliers; and
         o        departures of key personnel.

WE MAY BE SUBJECT TO LITIGATION IF OUR STOCK PRICE IS VOLATILE.

Our stock price may be volatile due to numerous factors, including those listed above. In addition, the stock market has recently experienced extreme volatility that often has been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. We may be involved in a securities class action litigation in the future. Such litigation often results in substantial costs and a diversion of management's attention and resources and could harm our business, prospects, and results of operations or financial condition.

PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BY-LAWS MAY MAKE A TAKEOVER MORE DIFFICULT.

Provisions in our certificate of incorporation and by-laws and in the Delaware corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt which is opposed by our management and Board of Directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change our management and Board of Directors.

FUTURE SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE.

Substantial sales of our common stock in the public market following this offering, or the perception by the market that such sales could occur, could lower our stock price or make it difficult for us to raise additional equity capital in the future. After this Offering, we will have 11,486,800 shares of common stock outstanding. Of these shares, 1,000,000 shares sold in this Offering will be freely tradable. All of the remaining 10,486,800 shares are subject to Rule 144 under the Act, which governs the resale of restricted securities. Sales of securities in reliance upon Rule 144 can only be made in accordance with the terms of that rule, which permits limited resale of securities that have been held for one year and essentially unlimited resales after two years for non-affiliates of the Company under certain conditions. However, unless and until the Company registers its securities under the Act and files the required reports under the Securities Exchange Act of 1934, as amended, resale under Rule 144 of securities held for one year is not permitted.

We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price for our common stock or our ability to raise capital by offering equity securities.

WE WILL HAVE BROAD DISCRETION AS TO THE USE OF THE NET PROCEEDS FROM THIS OFFERING.

Our Board of Directors and our management will have broad discretion over the use of the net proceeds of this offering. Investors will be relying on the judgment of our Board of Directors and our management regarding the application of the net proceeds of this offering.

"PENNY STOCK" RULES MAY MAKE SELLING THE COMPANY'S SECURITIES DIFFICULT.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that the system provides current price and volume information with respect to transactions in such securities). The penny stock rules require broker-dealers to deliver, prior to any transaction in a penny stock, certain information to their customers and to comply with other requirements which may have the effect of reducing the level of trading activity in a penny stock and make it more difficult to sell such stock.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                              PLAN OF DISTRIBUTION

         The Company may terminate this Offering for any reason at any time during its pendency for any reason whatsoever. Shares of the Common Stock will be marketed on a first come first serve, "any and all best efforts" basis, through certain directors and executive officers of the Company, none of whom will receive any commissions or other form of remuneration based on the sale of the shares. In addition, the Company may engage sales agents who are members of the National Association of Securities Dealers Inc. to sell shares on a best efforts basis. The Company anticipates that if sales agents are retained, such persons would be paid sales commissions not exceeding 10% of the aggregate dollar amount of Common Stock sold by the sales agents as well as certain other marketing-related expenses. As soon as practicable, but no more than 10 business days after receipt of a subscription to purchase shares of Common Stock, the Company will accept or reject such subscription. Subscriptions not rejected by the Company within this 10 day period shall be deemed accepted. Once a subscription is accepted by the Company, it cannot be withdrawn by the subscriber. Subscriptions to purchase shares of Common Stock can be made by completing the Subscription Agreement attached to this prospectus as Appendix A and delivering the same to the Company at 535 Westgate Drive, Napa, California 94558. Full payment of the purchase price must accompany the subscription. Failure to pay the full subscription price shall entitle the Company to disregard the subscription. No Subscription Agreement is binding until accepted by the Company, which may, in its sole discretion, refuse to accept any subscription for shares, in whole or in part, for any reason whatsoever. Unless otherwise agreed by the Company, all subscription amounts must be paid in United States currency by check, bank draft or money order payable to "Q Power, Inc." A subscription will be accepted in writing by the Company in the Form of Acceptance attached to this Prospectus.

                         DETERMINATION OF OFFERING PRICE

         Prior to this Offering, there has been no public market for the Common Stock. The offering price of $0.25 per share in this Offering has been determined by the Company based on a number of factors, including prevailing market conditions, the Company's historical performance, estimates of the business potential and earnings prospects of the Company, and the consideration of the above factors in relation to the market valuation of other similar companies in the United States. In the event a market should develop for the Common Stock after completion of this Offering, there can be no assurance that the market price for the Common Stock will not be lower than the offering price in this Offering.

                                 USE OF PROCEEDS

         Assuming the sale of all 1,000,000 shares, the gross proceeds to be received by the Company from this Offering will be $250,000, before the deduction of offering expenses payable by the Company estimated at $79,800. All of the net proceeds of this Offering will be contributed to the capital of the Company and used for research and development purposes related to the Company's product. Pending such uses, the Company expects that the net proceeds of this Offering will be invested by the Company in a variety of short and intermediate-term interest-bearing assets, such as obligations of the United States government and its agencies, and other permitted investments. After this Offering, the Company will not pay any salaries until such time as it may secure additional funds of at least $500,000.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company derived from its audited balance sheet at May 31, 2000 and the adjusted capitalization of the Company as of such date to give effect to the sale of the
Offering:


                                                                        After
                                                       Actual          Offering

Debt:

Short Term Debt                                         ---                 ---
                                                        ---                 ---
Total Debt                                              ---                 ---
                                                        ---                 ---
Stockholders' Equity (Deficit):

Preferred Stock ($0.001 par value)                      ---                 ---
Common Stock ($0.001 par value)                   $  10,487            $ 11,487
Additional Paid In Capital                          228,313             397,513
Retained Earning (Deficit)                          (18,844)            (18,844)
                                                   --------            --------
Total Stockholders' Equity (Deficit)                219,956             390,156
                                                    -------             -------
Total Capitalization                              $ 219,956           $ 390,156
                                                  =========           =========


                            MARKET FOR COMMON EQUITY

         There is presently no public market for our common stock. We anticipate applying for trading of our stock with the Over the Counter Bulletin Board (OTC:
BB) upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC: BB Market or if traded, that a public market will materialize.

                         SELECTED FINANCIAL INFORMATION

         The following summary financial data of the Company for the period March 8, 2000 (inception) to May 31, 2000, has been prepared by our management and is qualified in its entirety by, and should be read in conjunction with our audited financial statements contained elsewhere in this prospectus.

                                                       For the period
                                                 March 8, 2000 (inception)
                                                       to May 31, 2000

Statement of Operations:

Revenue                                                $        ----
                                                       -------------
Earnings (Loss) from Operations                         $     (18,844)
                                                       -------------
Net Income (Loss)                                      $     (18,844)
                                                       -------------



                                                                      After
                                                   Actual           Offering

Balance Sheet:

Current Assets                                     $236,829         $407,029
Working Capital                                     219,196          389,396
Total Assets                                        237,589          407,789
Total Liabilities                                    17,633           17,633
Total Stockholders' Equity                          219,956          390,156



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

         You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements, the notes to the financial statements and the other financial information contained elsewhere in this prospectus.

         The Company commenced operations in March 2000. The Company is a development stage company and has generated no revenues. We focused our efforts on raising funds, developing management, administrative infrastructure, research and development and establishing strategic relationships with manufacturers.

Revenue. We intend to derive revenue from the sale of our flywheel based system. To date, we have not generated any revenues from the sale of our flywheel system.

Operating Expenses. Total operating expenses for the period March 8, 2000 (inception) to May 31, 2000 were $18,844 and consisted of general administrative expenses and costs related to research and development and efforts to raise funds.

Liquidity and Capital Resources. The Company used private equity financing aggregating approximately $250,000 to finance its operational losses since inception.

         We anticipate that if the entire Offering is raised, available cash resources, will be sufficient to meet anticipated working capital and capital expenditure requirements for at least the next 6 months.

Our need for additional cash depends upon numerous factors, including the expectation that the Company will continue to incur net losses. We cannot assure you that any additional financing that may be needed will be available on terms favorable to the Company.

                                    BUSINESS

Company Background

Q Power, Inc. has its principal offices at 535 Westgate Drive, Napa, California and was incorporated in Delaware in March 2000.

The worldwide demand for high quality electricity has been increasing rapidly in recent years, driven in large part by the growth in the use of computers, the Internet and telecommunication products. In a study conducted by the University of Texas, they projected that the U.S. Internet economy would grow to $507 billion in 1999, an increase of 68% over 1998. Customers are far less tolerant of voltage disturbances, such as sags and surges, and power outages because such power disturbances disrupt business operations and employee productivity. Therefore, to ensure continuous service and prevent losses from power outages, corporations will need to add a reliable and quality power supply to protect their communications equipment. We project the uninterruptible power supply
(UPS) sales for telecommunication and the Internet are expected to reach $800 million in the U.S. and $2 billion worldwide over the next three years.

We are a development stage company, incorporated for the express purpose of developing, designing, manufacturing and marketing a flywheel based UPS system. We are presently continuing research and development activities related to the design, development and testing of a flywheel system ("Flywheel System"). Our Flywheel System will be based upon proprietary designs developed by Christopher Gabrys, the Company's President. Dr. Gabrys has assigned to the Company his intellectual property rights in the flywheel system. We believe our current cash resources are sufficient to fund our research and development activities relating to the Flywheel System over the next 3 months. If we receive less than the maximum proceeds, it will be necessary to raise additional funds to complete a prototype and limited trials of the Flywheel System. Should the development of the prototype or testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the Flywheel System, sufficient funds may not be available to enable the Flywheel System to be completed. If we do not have sufficient funds to complete our initial development, we will have to cease activities until additional funds become available (see "Risk Factors"). Should we develop a prototype flywheel system that in our opinion will be marketable, we will need a minimum of $1.0 million to complete our research and development, conduct final testing on a marketable product, and initiate marketing activities. We have no commitment for this funding and there can be no assurance that this or any other funding will become available to us. We have entered into a development and manufacturing agreement with Innovative Magnetic Technologies, d.b.a. CalNetix Inc. to manufacture the bearing components of our Flywheel System. We are in discussions with Toray Composites (America) Inc. to build the flywheel rotor of our Flywheel System, however, there can be no assurance that we will be able to negotiate an agreement with them.

The Company has not yet begun operations and has no revenue. Since inception, the Company has been engaged in developing a corporate structure, planning operations, capital raising activities, and developing our Flywheel System. Although we believe that the proceeds from this Offering will satisfy the Company's cash requirements for the next 6 months, there can be assurance that actual cash needs will not exceed estimates, which could have a material adverse effect on the business and financial condition of the Company.

We intend to develop and market a high performance uninterruptible power supply for the telecommunication industry that employs a flywheel and magnetic bearings. We intend to provide a highly reliable, low-cost and non-toxic replacement for chemical-based batteries currently used in UPS systems in the telecommunication industry. With the explosive growth of the Internet and its underlying infrastructure, electrical power quality and reliability have become essential to providing the communications connection to the Internet. In addition, over the estimated 20-year life of the Flywheel System, our Flywheel Systems costs, including initial costs and maintenance expenses, is per Watt-hour less than a chemical-based battery over the same time period.

Flywheel Systems In General

Flywheel energy storage systems (FESS) represent an alternative to more conventional chemical-based batteries, which have been used in telecommunication applications. The flywheel system generates electrical power as follows:

         o When commercial electrical power is available, the FESS operates as an electric motor which causes the rotor (flywheel) to spin or to continue spinning.

         o The spinning flywheel stores a certain amount of kinetic energy. The amount of energy stored is dependent on the speed of revolution and upon the inertia, i.e., the higher the speed and the higher the inertia, the greater the kinetic energy.

         o If commercial power is interrupted, the flywheel continues to spin thereby "reversing" the motor and providing electric power. Thus the flywheel acts as a generator.

         o The amount of power that is generated depends upon the design of the motor generator. The length of the time that the power is available depends upon the kinetic energy storage capacity of the flywheel.

FESS units have recently emerged as a feasible technology due to the availability of such key items as:

         o new advances in high strength, low weight (composite) materials for rotor construction,

         o        low friction bearings (e.g., magnetic), and

         o        low cost, high quality electronics.

The Company believes that the flywheel system offers users the following advantages over chemical-based batteries:

         o        lower maintenance requirements,

         o        less sensitivity to outdoor temperatures,

         o the ability to readily determine the existing storage capacity, and

         o        minimal environmental disposal problems.

The following is a detailed description of a flywheel system:

         o A rotor is the mechanical component, or flywheel, that stores the energy in the form of kinetic energy. Rotors may be constructed of conventional materials, such as high quality steel, or advanced composites, including graphite or glass fiber, or may be constructed using a combination of such material technologies. The geometry, mass, and rotational speed determine the amount of stored energy. Although the rotor axis is typically oriented vertically, in some FESS designs the axis may be oriented in other directions, including horizontal.

         o The motor/generator is used for converting electrical energy to mechanical, for initial storage, as well as for re-converting the mechanical energy to electrical, upon loss of primary power. The size of the motor/ generator determines the power input and output capability.

         o The power electronics are the electrical components that perform the required AC, DC, and variable frequency AC conversions to control the speed of the motor and extract the rotor energy, when required.

         o The bearings are the low-friction support system for the rotor. Bearings may be mechanical or magnetic, or a combination.

         o The containment is the physical housing for the rotor and other mechanical components, including bearings and the motor/generator. The housing contains the basic mechanical components, maintaining the vacuum, and serves as the principle barrier in case of a failure.

         o A FESS control unit contains the power electronics and electrical system used to provide monitoring and alarms for the FESS unit. These components are located in a housing (equipment shelf or closure) separate from the FESS primary unit. The control unit may be installed internally (within a cabinet or structure) or externally (outdoors, above or below-ground).

Limitations of Non-Flywheel UPS Systems

Non-flywheel, or conventional, UPS devices have evolved out of a combination of diesel engines, generators, automobile batteries and UPS electronics. We believe that these devices have resulted in UPS systems that are less efficient, less reliable and more expensive than they could be. The chemical-based batteries, which provide temporary power for the UPS system are the weakest, yet most used component of conventional power quality and reliability solutions. Using chemical-based batteries have numerous problems, including:

         Cost

         o Batteries must be regularly inspected, generally every three months, to detect problems. Batteries also require periodic testing to determine their power output capacity, which degrades over time.
         o Regardless of usage, batteries have a limited useful life and must be replaced every 1 to 7 years, depending upon the type of use, environment and other factors.
         o Unless cooled by costly air conditioning systems, a battery's life will rapidly degrade, making them especially uneconomically feasible in hot weather climates.

         Reliability

         o Batteries are prone to heat buildup and corrosion which leads to a high rate of battery failure.
         o When batteries are repeatedly used at or near their maximum power output, power output capacity rapidly decreases, reducing the batteries' effectiveness over time.

         Environmental

         o Batteries contain toxic materials such as lead and sulfuric acid, creating costly disposal problems from state and federal environmental regulations governing battery disposal.

Beyond the specific problems associated with chemical-based batteries, existing UPS systems contain inefficiencies inherent in any system that was not designed as an integrated solution. Specifically, the major components of these systems do not come from a single reliable source. Separate companies manufacture, market and service the genset, UPS electronics and batteries. This lack of a single-source supplier makes installation, maintenance and failure analysis more difficult, costly and complex. Therefore, the end user must assume the responsibility to integrate and monitor the system.

Telecommunication Network Overview

Any communication, voice or data, (excluding wireless networks) travels over communication lines that are connected by both "inside" and "outside" stations. An "inside" station refers to the equipment that handles the switching and routing functions and is housed within a structure or building with a controlled environment ("Central Office"). The "outside" stations are used to connect customers to the switching and routing equipment in the Central Office and are subject to the elements, making them far more susceptible to power interruptions and much more difficult to maintain. An outside station is any one of the following: (i) a remote terminal, which is a small cabinet located by the curb of a street ("RT"), (ii) a utility pole or (iii) a unit connected directly to a customer's home. Each station needs back-up power to keep all the electronics installed, within the station, running continuously so that the lines of communications do not break down.

Market Analysis

The worldwide demand for high quality electricity has been increasing rapidly in recent years, driven in large part by the growth in the use of the Internet and telecommunication products. The Electric Power Research Institute, from a 1999 study, estimates that power disturbances cost U.S. businesses more than $30 billion each year. Our products will be targeted at the telecommunication market for UPS. We believe that our product will provide a superior alternative to conventional chemical-based batteries.

Telecommunications Market

Traditionally, a string of chemical-based batteries, or battery plants, has served as the backup power needs of the telecommunication industry. However, new alternatives, with more reliable power solutions, are increasingly being reviewed to replace such systems. As part of the power quality and reliability market, according to the Darnell Group Inc., the U.S. telecommunication UPS market exceeded $280 million in 1998 and is expected to grow to over $800 million by 2003. This market is made up of five distinct segments:

         o The cable television market (CATV) in the United States is dominated by four operators, AT&T, AOL/Time Warner, Comcast, and Cox Communications.

         o Computer Telephony Integration (CTI) technology allows an individual to use a telephone line simultaneously for voice and computer data communication and allows individual office personnel to manage telephone calls from their personal computer.

         o Local Multipoint Distribution Service (LMDS) companies provide two-way wireless broadband technology that enables communication providers to quickly and inexpensively provide high margin bandwidth services to businesses and homes. Competitive Local Exchange Carriers (CLECs), such as Convergent Communications, cellular companies, such as Sprint PCS, and Internet service providers, such as Earthlink, are potential customers of our flywheel system.

         o Digital subscriber lines (DSL) allow high-speed/broadband Internet connections over existing copper telephone wires. DSL is offered by such companies as SBC Communications, US West, Bell South and Bell Atlantic.

         o Internet telephony (IT) technology allows companies such as Quest, ICG and Cincinnati Bell, to use the Internet to offer communication services such as voice, facsimile, and voice-messaging applications.

Products

The Company initially intends to design, develop and offer a 2,000 Watt-hour UPS flywheel system. The Company has named this system the "eBattery 2/2". The eBattery 2/2 is intended to provide the backup power requirements for remote stations within a telecommunication network. Each station requires a UPS system that will be placed underground at each station. Based on the advantages of our Flywheel System, the eBattery 2/2 is intended to be superior to the current chemical-based batteries.

The eBattery 2/2 will be comprised of seven main components: (i) a high-strength composite flywheel, (ii) a magnetic bearing system, (iii) a high-efficiency motor/generator, (iv) power electronics, (v) a vacuum system, (vi) a containment structure, and (vii) a system monitor. The flywheel is the component that physically stores the energy. We have specified a design that will provide for a 15,000 cycle, 20-year life span. The magnetic bearings will support the flywheel thus eliminating any physical contact. Bearing life and reliability is therefore nearly infinite because there is no contact or friction between the spinning and non-spinning parts. The motor/generator provides torque through generation of a rotating magnetic field. A sealed containment chamber will house the composite flywheel, the magnetic bearing system and the motor/generator. A vacuum chamber around the flywheel will prevent the flywheel from overheating from aerodynamic drag (air friction). The vacuum is necessary because it is anticipated that the flywheel will have a peripheral speed in excess of Mach 2. Air molecules hitting the flywheel surface would quickly overheat the flywheel. This effect is similar to that experienced by a spacecraft entering the atmosphere. The total system functionality will be continuously monitored and controlled by an electronic system monitor that will be designed to shut the system down if a problem arises with the system.

The foundation for our technological advantage will be based upon a Mach 2+, high-strength composite flywheel that is levitated by an advanced magnetic bearing system coupled with a high-efficiency motor/generator. We believe that our Flywheel System will have the following competitive advantages over traditional chemical-based battery powered UPS systems:

         o        100% protection from power fluctuations

         o        Estimated 20 year service life

         o        Very low maintenance costs

         o        Impervious to high power draws

         o Wide operating temperature range (Climate control often needed for batteries)

         o        Estimated 4 times faster recharge rate than batteries

         o        Lifetime energy efficiency - greater than 90%

         o Environmentally benign (Used batteries are considered hazardous waste)

Sales and Marketing Strategy

Q Power's marketing strategy will focus on establishing and enhancing recognition of our Flywheel System's cost and performance benefits. Initially, we will focus on the computer telephony integration (CTI) and cable television
(CATV) providers. Achieving the desired level of market penetration may involve providing customers with trial units.

Our sales strategy is predicated upon direct sales and utilizing an integrated customer/supplier Internet distribution network. Customer relationships will continue to be formed and maintained with attention given to application detail and customer satisfaction. Expansion into the non-telecommunication resale market will be explored after establishing a substantial presence in the core markets.

Intellectual Property

The Company intends to apply for a number of patents, relating to our Flywheel System, with the United States Patent and Trademark Office under the design and functionality standard for patents. In addition Christopher Gabrys, the Company's President, has assigned certain patents and pending patents relating to the flywheel system, he has an interest in to the Company. A patent gives the owner exclusive use for twenty years. The Company and Christopher Gabrys intend on applying for additional patents as the Company fully develops more products and components for the UPS system. The Company has entered into confidentiality agreements with all employees to protect the Company's intellectual property, including any copyrights, patents and trade secrets that the Company may have or may be working on. There can be no assurances that the Company will be issued any patents for any part of the UPS system it intends to develop. The Company's failure to secure any patent or protect its intellectual property may have a materially adverse effect on the business, financial position and operations of the Company.

Manufacturing

The Company intends to rely on subcontractors to manufacture the components from the Company's designs that make up the Flywheel System. The Flywheel System's design is intended to standardize the manufacturing process. We intend to assemble and test the Flywheel System internally. In addition, we intend to build an assembly plant for the such purposes upon sufficient funding and the successful development and test of the Flywheel System.

The Company has entered into strategic relationships with a technology supplier, CalNetix, to manufacture and supply magnetic bearings for the Flywheel System.

CalNetix, a privately held company located in Torrance, California, will develop and manufacture the magnetic bearings for the eBattery 2/2. CalNetix is a recognized industry leader in the design and manufacture of commercial magnetic bearings. The CalNetix agreement provides that the Company and CalNetix will work together to test and develop the magnetic bearings for our Flywheel System. Upon the successful development of a flywheel system, CalNetix will be the exclusive supplier of the proprietary magnetic bearings for the Company. In addition, we will be the exclusive buyer of the proprietary magnetic bearings from CalNetix. There can be no assurance that the companies will develop a marketable product.

We are in discussion with Toray Composites (America) Inc. of Tacoma, Washington to manufacture the composite flywheel rotor. The Company believes that it will successfully execute an agreement with Toray to have Toray develop and manufacture a flywheel rotor for the Company. However, there can be no assurance that we will be able to negotiate a manufacturing and development agreement with Toray. The Company's inability to find other manufacturers and suppliers for the flywheel rotor, if there is no agreement with Toray, and for additional components of the Flywheel System would have a materially adverse effect on the Company's financial position and operations.

Competition

The power quality and reliability market is extremely competitive. The Company competes with other flywheel based UPS manufacturers and chemical-based battery UPS manufacturers. We will compete directly with companies developing and manufacturing flywheel based UPS system, including Active Power, Inc., Beacon Power Corporation and Trinity Flywheel Power, all of which are much larger, and have significantly more resources than the Company. We will also be directly competing with chemical-based battery UPS manufacturers, which are more established and have the largest market share.

We have limited financial, marketing, technical and other resources that are necessary to implement our business plan. Our success will depend upon our ability to develop a UPS product that will enable us to compete on the basis of performance, reliability and price. There can be no assurance that the Company will be able to compete successfully in the UPS industry. Many of our current and potential competitors have significantly greater financial, marketing, technical and other resources than we do. Our competitors will most likely be able to devote greater resources to the development, promotion and sale of their UPS systems than will Q Power.

Employees

Currently, the Company does not have any full-time employees, except for the current officer of the Company. Upon sufficient additional funding and the completion of an operational prototype flywheel system, the Company intends to hire approximately 7 people, comprised of sales persons, business development people, assembly personnel and an administrative staff. Labor costs will be minimized by outsourcing functions when practical.

Chris Gabrys, President, Joel Bloomer, Chairman and Rick Campbell, Vice President are currently designing the Flywheel System on a full-time basis. None of these officers are currently paid a salary. Upon sufficient funding and development of a successful prototype, the Company intends to commence the payment of salaries for each of these officers. The Company believes that Messrs. Gabrys', Bloomer's and Campbell's experience and expertise in the engineering and flywheel industries will enable them to be successful in developing the Flywheel System. The Company relies heavily on these officers to complete the Flywheel System. Each officer has signed a Confidentiality and Non-disclosure agreement with the Company. The unavailability of either Messrs. Gabrys, Bloomer or Campbell would set back the developmental time frame of the Flywheel System and would have a materially adverse effect on the Company's business, financial position and proposed operations.

Legal Proceedings

We are not involved in any pending, or to our knowledge, threatened legal proceedings. We may from time to time become a party to various legal proceedings arising in the ordinary course of business.

                             DESCRIPTION OF PROPERTY

The Company maintains offices at, the home of Mr. Bloomer, the Company's Chairman, and currently pays no rent:

                  535 Westgate Drive
                  Napa, California 94558

The Company intends to obtain office space subsequent to the development and design of a final prototype of the FESS.

                                   MANAGEMENT

         The following table sets forth the names, ages (as of May 31, 2000) and positions of all directors and executive officers of the Company.

Name                         Age              Position
-------                      ----             ---------
Joel Bloomer                 60               Chairman of the Board of Directors
Christopher Gabrys           29               President, Director
Rick Campbell                29               Vice President
Scott Kostiuk                29               Secretary, Treasurer


Joel Bloomer, Chairman of the Board

Mr. Bloomer has served as Q Power's Chairman of the Board since its inception. He has worked as a consultant to Toray Composites (America) Inc., TCA, for business since 1994. Mr. Bloomer has 35 years experience with the aerospace industry in composite materials, structural design, dynamic analysis, manufacturing process development and business development activities. He is a graduate of the University of Washington with a M.S. in Aeronautical Engineering.

Dr. Chris Gabrys, President

Dr. Gabrys is a founder of Q Power, Inc. and has served as the President since its inception. Since 1996, Dr. Gabrys has worked as both a consultant and as a senior engineer of composite development at Toray Composites (America) Inc. At TCA, Dr. Gabrys commercialized his revolutionary composite manufacturing process and established the state-of-the-art in flywheel design. Dr. Gabrys is considered an expert in the composite flywheel industry and has several patents pending. Dr. Gabrys' leadership efforts have made TCA the recognized price and performance leader (>80% market share) in the composite flywheel rotor industry. Dr. Gabrys also has experience in magnetic bearing development and system design. Dr. Gabrys earned a Ph.D. in Engineering Science and Mechanics from The Pennsylvania State University in 1996.

Dr. Rick Campbell, Vice President

Dr. Campbell has served as Q Power's Vice President since its inception. Prior to joining Q Power, Dr. Campbell was a project leader in the research and development efforts of Accuride Corporation from 1999 to 2000. From 1997 to 1999, Dr. Campbell served on the development team of Lockheed Martin as a senior engineer for the X-33 SSTO (Single-Stage-to-Orbit) project, receiving recognition for technical excellence. From 1997 to 1999, Dr. Campbell was also involved with research and development efforts for the Space Shuttle with Lockheed Martin. Dr. Campbell earned a Ph.D. in Engineering Science and Mechanics from The Pennsylvania State University in 1997.

Scott Kostiuk, Secretary and Treasurer

Mr. Kostiuk has been the company's Secretary and Treasurer since its inception. From October 1998 to February 2000, Mr. Kostiuk has served as the Secretary and Treasurer of Zeppelin Software Inc, a wireless communications company. From November 1994 to 1999, Mr. Kostiuk served as the Secretary and Treasurer of The Plant Software Inc., a computer software development and publishing company. Mr. Kostiuk attended the University of Toronto, graduating with a B.A. Degree in 1993.


                             EXECUTIVE COMPENSATION

From March 8, 2000 (inception) through May 31, 2000, there was no cash compensation paid to any of our officers or directors. Directors are reimbursed for their expenses in attending board meetings. The following table sets forth the compensation for the 4 officers of the Company.


                                                    Summary Compensation Table
                                  ----------------------------------------------------------------------------

                                             Annual                                          Expected
            Name and                      Compensation                 Total               Compensation
       Principal Position              Year          Salary         Compensation           for 2000-2001*
--------------------------------- -------------- -------------- -------------------- -------------------------

Joel Bloomer                          1999            $0                $0                   $   0
Chairman & Director

Christopher Gabrys                    1999            $0                $0                   $   0
President & Director

Rick Campbell                         1999            $0                $0                   $   0
Vice President

Scott Kostiuk                         1999            $0                $0                   $   0
Secretary, Treasurer

* Upon sufficient additional funding of $500,000, the Company will initially commence paying each officer a salary of $15,000.



Stock Option Grants

We have not granted any stock options.

Employment Agreements

No employment agreements have been entered into by and between the Company and any of its officers or employees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of May 31, 2000, information as to:
(a) the beneficial ownership of our common stock by (i) each person serving as a director of the Company on such date, (ii) each person who qualifies as a "named executive officer" as defined in Item 402(a)(2) of Regulation S-B under the Exchange Act, and (iii) all of such directors and executive officers of the Company as a group; and (b) each person known to the Company as having beneficial ownership of more than ten percent (10%) of our common stock.

         As of May 31, 2000, we had 10,486,800 shares of common stock issued and outstanding.


                                                             Beneficial                         After the
Name and Address                                            Ownership of        Percent of       Maximum
of Beneficial Owner                                      Capital Stock (1)    Common Stock      Offering
-------------------                                      --------------       ------------      --------
Joel K. Bloomer (2)                                           3,400,000(3)         32.4%          29.6%
Christopher Gabrys (2)                                        3,104,000            29.6%          27.0%
Rick Campbell (2)                                               640,000(4)          6.1%           5.6%
Scott Kostiuk (2)                                             3,000,000(5)         28.6%          26.1%
All directors and executive officers as a group
(4 persons)                                                  10,144,000            96.7%          88.3%

         (1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the rules of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has voting rights or investment power or had the right to acquire beneficial ownership within sixty (60) days after June 30, 2000. Beneficial ownership may be disclaimed as to certain of the securities.

         (2) Except as otherwise noted, the address of each person is c/o Q Power, Inc., 535 Westgate Drive, Napa, California 94558.

         (3) All of such shares are held by Mr. Bloomer's spouse, Elaine L. Collins.

         (4) Includes 140,000 shares owned by Mr. Campbell's parents, David R. and Bonnie D. Campbell.

         (5) All of such shares are owned by Richebourg, Inc., a corporation in which Mr. Kostiuk is the principal. Richebourg, Inc. has an address at Fort Nassau Centre, Marlborough Street, PO Box N-4875, Nassau, Bahamas.


                              RELATED TRANSACTIONS

None of our directors or officers, or any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us.


                            DESCRIPTION OF SECURITIES

General

Upon the closing of the Offering, the Company will have authorized capital stock of 100,000,000 million shares, of which 90,000,000 million shares will be designated as Common Stock, $0.001 par value and 10,000,000 million shares will be designated as Preferred Stock, $0.001 par value. As of the date of this prospectus, the Company has 10,486,800 shares of Common Stock issued.

         Common Stock

         All shares are fully paid and non-assessable. All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special stockholder meetings may be called by the officers or directors, or upon the request of holders of at least one-tenth (1/10) of the outstanding shares. Holders of shares are entitled to one vote at any stockholders' meeting for each share they own as of the record date set by the Board of Directors. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate in a distribution of assets available for such distribution to stockholders. There are no conversion, preemptive or other subscription rights or privileges with respect to any share, except for registration rights granted to a certain number of stockholders. Reference is made to the Company's Certificate of Incorporation and its bylaws as well as to the applicable Statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares. It should be noted that the bylaws may be amended by the board of directors without notice to the shareholders. The shares of the Company do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) will not be able to elect directors. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                  LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Rosenman & Colin LLP, New York, New York.

                                     EXPERTS

Our balance sheet as of May 31, 2000 and the related statements of operations and Stockholders' equity for the period March 8, 2000 (inception) to May 31, 2000, appearing elsewhere in this prospectus, have been included herein in reliance on the report of Freeman & Davis LLP, given on the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

          Report of Independent Accountants
          Audited Financial Statements:
              Balance Sheet as of May 31, 2000
              Statement of Operations for the period
                March 8, 2000 (inception) to May 31, 2000
              Statement of Cash Flows for the period March 8, 2000
                (inception) to May 31, 2000
              Statement of Stockholders' Equity for the period
                March 8, 2000 (inception) to May 31, 2000
              Notes to Audited Financial Statements
          Consent of Freeman & Davis LLP to use its Report on Audited
            Financial Statements


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants since our incorporation in 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of the registration statement and does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the terms of these referenced contracts, agreements or documents and are not necessarily complete. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange

Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. For further information pertaining to us and our common stock offered by this prospectus, reference is made to the registration statement.

                                 Q Power, Inc.
                         (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                                  MAY 31, 2000

                                TABLE OF CONTENTS

                                                                  PAGE

INDEPENDENT AUDITORS' REPORT                                       F-1

FINANCIAL STATEMENTS:

    BALANCE SHEET                                                  F-2

    STATEMENT OF OPERATIONS                                        F-3

    STATEMENT OF CASH FLOWS                                        F-4

    STATEMENT OF STOCKHOLDERS' EQUITY                              F-5

   NOTES TO FINANCIAL STATEMENTS                                   F-6 - 8

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors of
Q Power, Inc.:

      We have audited the accompanying balance sheet of Q Power, Inc., a Delaware corporation, as at May 31, 2000 and the related statements of operations, cash flows and stockholders' equity for the period March 8, 2000 (inception) to May 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Q Power, Inc. as at May 31, 2000, and the results of its operations and its cash flows for the period March 8, 2000 (inception) to May 31, 2000 in conformity with generally accepted accounting principles.

                                                             Freeman & Davis LLP

New York, New York
June 20, 2000

                                  Q POWER, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                  MAY 31, 2000



                                     ASSETS


CURRENT ASSETS

   Cash                                                                                 $191,932
   Prepaid professional fees                                                              44,897
                                                                                      ----------

     TOTAL CURRENT ASSETS                                                                                 $236,829

EQUIPMENT - Net of accumulated depreciation of $40                                                             760
                                                                                                          --------

                                                                                                          $237,589
                                                                                                          ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accrued expenses payable                                                             $17,400
   Due to related parties                                                                   233
                                                                                     ----------

     TOTAL CURRENT LIABILITIES                                                                            $ 17,633

STOCKHOLDERS' EQUITY

   Preferred stock, $0.001 par value per share:
         Authorized and unissued                                10,000,000 shares
   Common stock, $0.001 par value per share:
         Authorized                                             90,000,000 shares
         Issued and outstanding                                 10,486,800 shares     $  10,487
   Additional paid-in capital                                                           228,313
   Deficit accumulated during the development stage                                     (18,844)
                                                                                     ----------

         TOTAL STOCKHOLDERS' EQUITY                                                                        219,956
                                                                                                          --------

                                                                                                          $237,589
                                                                                                          ========

The accompanying notes are an integral part of these financial statements.

                                  Q POWER, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                    MARCH 8, 2000 (INCEPTION) TO MAY 31, 2000







REVENUE                                                          $     -
                                                                 ---------

EXPENSES

   Research and development expenses                               10,586
   General and administrative expenses                              8,218
   Depreciation                                                        40
                                                                 --------

TOTAL EXPENSES                                                     18,844
                                                                 --------

NET LOSS                                                         $(18,844)
                                                                 ========



The accompanying notes are an integral part of these financial statements.

                                  Q POWER, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                    MARCH 8, 2000 (INCEPTION) TO MAY 31, 2000






CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                  $(18,844)
   Adjustments to reconcile net loss to net cash used in
      in operating activities:
         Noncash item:
            Depreciation of equipment                                                              40
         Increase in prepaid professional fees                                                (44,897)
                                                                                            ---------

NET CASH USED IN OPERATING ACTIVITIES                                                         (63,701)
                                                                                            ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Payments for the purchase of equipment                                                        (800)
                                                                                            ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                                                     256,200
   Advances from related parties                                                                  233
                                                                                            ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                                     256,433
                                                                                            ---------

CASH AT MAY 31, 2000                                                                         $191,932
                                                                                             ========

SUPPLEMENTAL INFORMATION ABOUT
   CASH PAYMENTS IS AS FOLLOWS:
      Cash payments of interest                                                              $     -
      Cash payments for income taxes                                                         $     -

SUPPLEMENTAL INFORMATION ABOUT
   NONCASH FINANCING ACTIVITIES:
      Expenses of an offering of the Company's common stock
         financed by accrued expenses payable                                                $17,400

The accompanying notes are an integral part of these financial statements.

                                  Q POWER, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                    MARCH 8, 2000 (INCEPTION) TO MAY 31, 2000






                                                                                                                          DEFICIT
                                                                                     COMMON STOCK                       ACCUMULATED
                                                                               ----------------------   ADDITIONAL       DURING THE
                                                                                                         PAID-IN        DEVELOPMENT
                                                                   TOTAL        SHARES        AMOUNT     CAPITAL           STAGE
                                                                  --------     --------       ------   -------------  --------------

Common stock issued for cash                                    $    9,500     9,500,000     $  9,500  $               $

Common stock issued in a securities offering,
  net of estimated expenses of $17,400                             229,300       986,800          987     228,313

Net Loss - March 8, 2000 (inception) to May 31, 2000               (18,844)                                             (18,844)
                                                                 ---------    ----------     --------- -----------     ---------

Balance - May 31, 2000                                            $219,956    10,486,800      $10,487    $228,313      $(18,844)
                                                                  ========    ==========     ========= ============    =========

The accompanying notes are an integral part of these financial statements.

                                  Q POWER, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                  MAY 31, 2000


NOTE 1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  DESCRIPTION OF DEVELOPMENT STAGE ACTIVITIES

                         Q Power, Inc. ("Company") was organized on March 8,
                  2000 under the laws of the State of Delaware. The Company is presently in its development stage and intends to become a developer and manufacturer of breakthrough flywheel based power solutions. The Company's mission is to develop, market and sell a backup power supply for the electrical power quality and reliability industry. There can be no assurance that the Company will achieve its goals.

                  OFFERING OF THE COMPANY'S COMMON STOCK

                         In May 2000, the Company completed an offering of
                  986,800 shares of its common stock at an offering price of $.25 per share to qualified investors. Pursuant to the offering, the Company received $246,700, less estimated costs of approximately $17,400 associated with the offering, for net proceeds of $229,300. The offering was made pursuant to the exemptions from registration with the Securities and Exchange Commission (SEC) provided by Regulation D, Rule 506, of the 1933 Act, and under applicable state laws, rules and regulations.

                  USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

                         The preparation of financial statements in conformity
                  with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  CONCENTRATIONS OF CREDIT RISK

                         Financial instruments which potentially expose the
                  Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No. 105, consist principally of cash.

                         The Company maintains its cash balances in a financial
                  institution located in Kent, Washington. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As at May 31, 2000, bank statement balances in excess of such insurance is approximately $100,000.

                                  Q POWER, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                  MAY 31, 2000


NOTE 1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  PLANT AND EQUIPMENT

                         Plant and equipment are stated at cost, less
                  accumulated depreciation. The cost of major improvements and betterments to existing plant and equipment are capitalized, while maintenance and repairs are charged to expense when incurred. Upon retirement or other disposal of plant and equipment, the profit realized or loss sustained on such transaction is reflected in income. Depreciation is computed on the cost of plant and equipment on the straight-line method, based upon the estimated five year useful life of the assets.

                  INCOME TAXES

                         The Company has incurred a net operating loss for
                  federal income tax purposes during the initial interim period March 8, 2000 to May 31, 2000. Such loss in the approximate amount of $10,000 is available as a deduction from income otherwise subject to federal income taxes. Part or all of the loss may be utilized in the Company's current year, but is dependent upon the outcome of its operations during the remainder of such year. If the net operating loss is not applied in the current year, it may be carried forward for twenty years and applied to income subject to tax in the applicable future years.

                         The Company has adopted Statement of Financial
                  Accounting Standards No. 109, "Accounting For Income Taxes", which requires the recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. No deferred tax assets are recognized in the balance sheet as at May 31, 2000 in connection with the Company's net operating loss inasmuch as a full valuation allowance has been established by management.

                  COMPREHENSIVE INCOME

                         The Company has adopted Statement of Financial
                  Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", which established standards for reporting and display of comprehensive income and its components in the financial statements. Besides net income, SFAS No. 130 requires the reporting of other comprehensive income, defined as revenues, expenses, gains and losses that under generally accepted accounting principles are not included in net income. As at May 31, 2000, the Company had no items of other comprehensive income and as a result, no additional disclosure is included in the financial statements.

                                  Q POWER, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                  MAY 31, 2000





NOTE 2.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The estimate of the fair value of each class of financial
             instruments for which it is practicable to estimate that value is based on the following methods and assumptions:

                  CASH, ACCRUED EXPENSES PAYABLE AND DUE TO RELATED PARTIES:

                       The carrying amounts of these items are assumed to be a
                  reasonable estimate of their fair value due to their short-term nature.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                             -----------------------

                                1,000,000 Shares

                                  Common Stock

                                  Q Power, Inc.

                             -----------------------

                                   Prospectus

                            ------------------------

                                TABLE OF CONTENTS

                                                            PAGE

Summary.......................................................3
Risk Factors..................................................
Plan of Distribution..........................................
Determination of Offering Price...............................
Use of Proceeds...............................................
Capitalization................................................

Market for Common Equity......................................
Selected Financial Data.......................................
Management's Discussion and...................................
Analysis of Financial Condition...............................
Business......................................................
Description of Property.......................................
Management....................................................
Executive Compensation........................................
Security Ownership of Certain.................................
Beneficial Owners and Management..............................
Related Transactions..........................................
Description of Securities.....................................
Dividend Policy...............................................
Legal Matters.................................................
Experts.......................................................
Index to Financial Statements.................................
Changes in and Disagreements with Accountants.................
Where You Can Find More Information...........................
Financial Statments ..........................................
                            ------------------------


               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24.  LIMITATION ON LIABILITY; INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation includes certain provisions permitted pursuant to the Delaware General Corporation Law ("DGCL") whereby officers and directors of the Company shall be indemnified against certain liabilities to the Company or its stockholders. The Certificate of Incorporation also limits to the fullest extent permitted by the DGCL a director's liability to the Company or its stockholders for monetary damages for breach of fiduciary duty of care as a director, including gross negligence, except liability for (i) breach of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the laws, (iii) under Section 174 of the DGCL (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions) or (iv) any transaction from which the director derives an improper personal benefit. This provision of the Company's Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission. The Company believes that these provisions will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

Limitations on Liability of Directors. Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys'

fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Indemnification for Directors and Officers. Under Delaware law, a corporation may indemnify its present and former directors and officers for a variety of court or administrative proceedings. We have adopted a provision which requires us to indemnify and hold harmless any person involved in any action, suit or proceeding because that person is or was a director or officer of ours. This provision does not, however, require us to indemnify an officer or director in a proceeding they initiate without the authorization of our directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insurance for Directors and Officers. Under Delaware law, a corporation may obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have adopted a provision which permits us to maintain insurance to protect us and our directors and officers against expenses, liabilities and losses whether or not we would have the power to indemnify these persons under Delaware law. We intend to have in place at or promptly after the closing of this offering a directors' and officers' liability and company reimbursement liability insurance policy.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee              $     300
Transfer Agent Fees                                                  2,000
Accounting fees and expenses                                         7,000
Legal fees and expenses                                             65,000
Blue Sky fees and expenses                                           3,500
Miscellaneous                                                        2,000
                                                                 ---------
Total                                                            $  79,800
                                                                 =========


We will pay all expenses of this offering listed above.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Company has issued unregistered securities to a limited number of persons as described below.

         (1) Upon the inception of the Company in March 2000, the Company issued 9,500,000 shares of common stock at a subscription price of $0.001 per share to the founding stockholders.

         (2) The Company offered for sale Common Stock of the Company pursuant to Rule 506 of Regulation D of the Securities Act of 1933. The 506 private placement began in March 2000 and was completed as of May 31, 2000. The offering was for up to 1,000,000 shares at an offering price of $0.25 per share. The Company had sold 986,800 shares of Common Stock for a total of $246,700, before deduction of offering expenses totaling $17,400. The shares were sold to 14 accredited investors. Chris Gabrys and Rick Campbell, officers of the Company, solicitated stockholders, and no documentation was given out.

ITEM 27.  EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

3.1      Certificate of Incorporation of Q Power, Inc.
3.2      Amendment to Certificate of Incorporation of Q Power, Inc.
3.3      By-Laws of Q Power, Inc.
4.1      Specimen of Common Stock Certificate
5.1      Opinion of Rosenman & Colin LLP
10.1 Product Purchase Agreement, dated May 24, 2000, by and between the Company and CalNetix.
23.1     Consent of Freeman & Davis LLP
23.2     Consent of Rosenman & Colin LLP (included in Exhibit 5.1)

ITEM 28.  UNDERTAKINGS

The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) of (4), or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned in the City of Napa, State of California on July 21, 2000.

                                         Q POWER, INC.



                                         By: /s/ Christopher Gabrys
                                             --------------------------------
                                                Christopher Gabrys
                                                President


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Christopher Gabrys, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

 /s/ Christopher Gabrys                                            July 21, 2000
------------------------------
Christopher Gabrys                  President and Director

 /s/ Joel Bloomer                                                  July 21, 2000
------------------------------
Joel Bloomer                        Chairman of the Board of
                                    Directors

/s/ Scott Kostiuk                                                  July 21, 2000
------------------------------
Scott Kostiuk                       Secretary and Treasurer


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